                                                                   EXHIBIT 10(d)

                               HARRIS CORPORATION

                          MASTER RABBI TRUST AGREEMENT

                                                                               .
                                                                               .
                                                                               .

                               HARRIS CORPORATION
                          MASTER RABBI TRUST AGREEMENT

                                Table of Contents

Section 1.    Establishment of Trust...........................................................   2
Section 2.    Payment to Participants and their Beneficiaries..................................   3
Section 3.    Trustee Responsibility Regarding Payments when Company is Insolvent..............   4
Section 4.    Payments to Company..............................................................   6
Section 5.    Investment and Administrative Authority..........................................   6
Section 6.    Disposition of Income............................................................  12
Section 7.    Monthly and Annual Accounting by Trustee.........................................  12
Section 8.    Responsibility of Company, Trustee and Investment Managers.......................  13
Section 9.    Compensation and Expenses of Trustee.............................................  15
Section 10.   Resignation and Removal of Trustee...............................................  15
Section 11.   Appointment of Successor.........................................................  16
Section 12.   Amendment or Termination.........................................................  16
Section 13.   Miscellaneous....................................................................  17
Section 14.   Notice of Change in Control......................................................  20
Section 15.   Communications to Trustee or Company.............................................  20
Section 16.   Non-Alienation of Benefits.......................................................  20
Section 17.   Arbitration......................................................................  21
Section 18.   Trust Benefits Limited to Plan Benefits..........................................  21

         This Master Rabbi Trust Agreement, (the "Trust Agreement") amended and restated as of the 2nd day of December, 2003 and effective the 3rd day of November 2003 by and between HARRIS CORPORATION, a Delaware corporation ("Company"), and THE NORTHERN TRUST COMPANY, an Illinois corporation ("Trustee").

         WHEREAS, Company has adopted various nonqualified deferred compensation plans and arrangements, as listed in Appendix A (the "Plans");

         WHEREAS, Company has incurred or expects to incur liability under the terms of such Plans with respect to the individuals participating in such Plans (individually a "Participant" and collectively the "Participants");

         WHEREAS, Company had established the Harris Corporation Benefits Trust Agreement, effective September 23, 1987, which had been amended and restated as the Harris Corporation Master Rabbi Trust Agreement, effective May 27, 1993, which was subsequently amended and restated effective August 1, 1994 (the "Prior Agreement");

         WHEREAS, Company desires to amend and restate the Prior Agreement in its entirety and appoint Trustee as successor trustee, effective November 3, 2003;

         WHEREAS, Company wishes to contribute to the trust (the "Trust") the assets that shall be held therein, subject to the claims of Company's creditors in the event of Company's Insolvency, as herein defined, until paid to Participants and their beneficiaries in such manner and at such times as specified in the Plans;

         WHEREAS, it is the intention of the parties that the Trust shall constitute an unfunded arrangement and shall not affect the status of the Plans as unfunded plans maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended; and

         WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plans.

         NOW THEREFORE, the parties do hereby amend and restate the Prior Agreement and agree that the Trust shall be comprised, held and disposed of as follows.

         Section 1. Establishment of Trust.

                  (a) Company hereby authorizes Trustee to be the successor Trustee of the Trust, consisting of such sums of money and other property acceptable to Trustee as from time to time shall be paid and delivered to and accepted by Trustee from Company in accordance with Section 1(e) below. All such money and other property paid or delivered to and accepted by Trustee shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

                  (b) The Trust is revocable by Company; the Trust shall become irrevocable upon a Change in Control, as defined herein.

                  (c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be construed accordingly.

                  (d) The principal of the Trust and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of the Participants in the Plans and general creditors of Company as herein set forth. Such Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Trust Agreement shall be mere unsecured contractual rights of the Plan Participants and their beneficiaries against Company. Any assets held by the Trust shall be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

                  (e) Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Plan Participant or beneficiary shall have any right to compel such additional deposits. Except as hereinafter provided, Company shall make contributions to the Trust from time to time as it shall determine in its sole discretion, provided, however, that Company shall be required to contribute the required funding amount on or prior to the date of a Change in Control. For purposes of this Trust Agreement, the term "required funding amount" means the amount required to fund the obligations of Company under the Plans.

                  (f) Trustee does not assume any responsibility or undertake any duty to enforce payment of any contribution to the Plans or for the adequacy of the Trust or the funding standards adopted by Company to meet and discharge any liability under the Plans. No duties or obligations shall be imposed hereunder upon Trustee with respect to the Trust unless they have been specifically undertaken by Trustee by the express terms of this Trust Agreement.

         Section 2.Payments to Participants and their Beneficiaries.

                  (a) Company shall from time to time deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan Participant (and his or her beneficiaries) and that provides directions to Trustee regarding the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plans), the time of commencement for payment of such amounts and appropriate federal, state and local tax withholding information. Except as otherwise provided herein, Trustee shall make payments to the Plan Participants and their beneficiaries in accordance with such Payment Schedule. Trustee shall withhold such amounts from distributions as Company directs and shall follow instructions of Company with respect to (i) the remittance of such withheld amounts to appropriate governmental authorities and (ii) the related reporting and filing of required tax forms. Trustee may rely upon and shall be under no duty to verify the information contained in the Payment Schedule. Company shall have the sole responsibility for the determination of (i) all tax amounts to be withheld and
(ii) filing and reports to be made in respect of payments to Participants. To the extent that Trustee pays benefits due a Participant under a Plan, Company shall be forever released and discharged from the obligation to pay such benefits.

                  (b) The entitlement of a Plan Participant or his or her beneficiaries to benefits under a Plan shall be determined by Company, and any claim for such benefits shall be considered and reviewed under the procedures set out in the relevant Plan.

                  (c) Company may make payment of benefits directly to the Plan Participants or their beneficiaries as they become due under the terms of the Plans. Company shall notify Trustee of its decision to have Company make payment of benefits directly prior to the time amounts are payable to Plan Participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plans, then Company shall immediately make up the balance of each such payment as it falls due. Trustee shall notify Company when principal and earnings are not sufficient to make a payment then due under the Payment Schedule. Trustee shall not be responsible for withholding any federal, state or local taxes payable with respect to benefits paid by Company and shall not be responsible to pay any amounts to the appropriate taxing authority with respect to benefits paid by Company.

         Section 3. Trustee Responsibility Regarding Payments when Company is Insolvent.

                  (a) Trustee shall cease payment of benefits to Plan Participants and their beneficiaries if Company is Insolvent, subject to the provisions of Section 3(b) below. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

                  (b) At all times during the continuance of the Trust, as provided in Section 1 (d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

                           (1)      The board of directors or the chief
         executive officer of Company shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan Participants or their beneficiaries. In all cases, Trustee shall be entitled to rely conclusively upon the written certification of the board of directors or the chief executive officer of Company when determining whether Company is Insolvent.

                           (2) Unless Trustee has actual knowledge of Company's Insolvency or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency. In no event shall "actual knowledge" be deemed to include knowledge of Company's credit status held by banking officers or banking employees of The Northern Trust Company which has not been communicated to its trust department. Trustee may appoint an independent accounting, consulting or law firm to make any determination of solvency required by Trustee under this Section 3. In such event, Trustee may conclusively rely upon the determination by such firm and shall be responsible only for the prudent selection of such firm.

                           (3) At any time the board of directors or the chief executive officer of Company shall have notified Trustee or Trustee shall have determined that Company is Insolvent, Trustee shall discontinue payments to Plan Participants and their beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan Participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plans or otherwise.

                           (4) Trustee shall resume the payment of benefits to Plan Participants and their beneficiaries in accordance with Section 2 of this Trust Agreement only after Company has informed Trustee in writing that Company is not Insolvent (or is no longer Insolvent) or pursuant to an order from the U.S. Bankruptcy Court or other court of competent jurisdiction.

                  (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance, to the extent not inconsistent with an order from the U.S. Bankrupt Court or other court of competent jurisdiction, shall include the aggregate amount of all payments due to Plan Participants or their beneficiaries under the terms of the Plans for the period of such discontinuance, less the aggregate amount of any payments made to Plan Participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance, all in accordance with the Payment Schedule, which shall be modified by Company as necessary to comply with the provisions of this Section 3(c).

         Section 4. Payments to Company.

         Except as provided in Section 3 hereof, after the Trust has become irrevocable, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan Participants and their beneficiaries pursuant to the terms of the Plans. Trustee shall be entitled to rely conclusively upon Company's written certification that all such payments have been made.

         Section 5. Investment and Administrative Authority.

                  (a) Responsibility for the management and control of the Trust (including the power to acquire or dispose of Trust assets) may be vested, in the discretion of Company, in Company, in one or more Investment Managers, as hereinafter defined, appointed by Company, or Trustee (or any combination thereof). The portion of the Trust over which Trustee shall have such responsibility is hereinafter referred to as the "Discretionary Fund." Any portion of the Trust over which Company or an Investment Manager shall have such responsibility is hereinafter referred to as a "Directed Fund." Allocation of assets of the Trust between and among the Discretionary Fund and the Directed Fund(s) shall be determined by Company. Company shall have investment responsibility for any assets of the Trust not otherwise allocated to an Investment Manager under a Directed Fund or to Trustee under the Discretionary Fund, and such assets shall comprise, or be allocated to, the existing Directed Fund for which Company has investment responsibility.

                  (b) Trustee shall invest and reinvest the Discretionary Fund as a single fund without distinction between principal and income in such investment and at such time or times and in such shares and proportions as it, in its absolute discretion, shall deem advisable; except that Trustee is authorized to hold in the Discretionary Fund uninvested cash awaiting investment and to maintain such additional cash balances as it shall deem reasonable or necessary to meet anticipated distributions from the Discretionary Fund, without incurring any liability for the payment of interest on such cash. Subject to such written investment guidelines as may be issued to Trustee from time to time by Company and subject further to this paragraph and paragraph (c) hereof, Trustee may invest and reinvest Trust assets in property of any kind, provided, however, that in no event may Trustee, in the exercise of any discretionary investment authority granted to it under this Section 5, invest in securities (including stock or rights to acquire stock) or obligations issued by Company, other than a de minimis amount held in common investment vehicles in which Trustee invests. Subject to this paragraph and paragraph (c) hereof, all rights associated with assets of the Trust shall be exercised by Trustee or a person designated by Trustee, and shall in no event be exercisable by or rest with Plan Participants or beneficiaries. In addition, if Company has exercised its discretion to vest responsibility for the management and control of any portion of the Trust in one or more Investment Managers, or, if the Trust is not the only funding medium under the Plans, then Company shall be responsible under the Plans and this Trust Agreement for determining the proper diversification policy with respect to the investment of Plan assets (including the Trust), for monitoring adherence to such policy and for advising Trustee with respect to its compliance with any investment limitations.

                  (c) The investment and reinvestment of any Directed Fund established under this Trust Agreement shall be under the exclusive management and control of an Investment Manager appointed by Company or Company, as applicable.

         For purposes of this Trust Agreement, "Investment Manager" shall mean an investment adviser registered under the Investment Advisers Act of 1940, a bank (other than Trustee) as defined in that Act, or an insurance company qualified to perform investment management services under the laws of more than one State, which shall have acknowledged in writing that it is a fiduciary with respect to the Plans, and which shall have the power to manage, acquire and dispose of Plan assets. Trustee shall not be a party to any agreement with an Investment Manager, and the terms and conditions of appointment and retention of an Investment Manager shall be the sole responsibility of Company.

         The Company shall certify in writing to Trustee: (a) that it has appointed an Investment Manager in accordance with the Plan; (b) that the Investment Manager is an "Investment Manager" as such term is defined above; and
(c) the assets of the Trust Fund to be allocated to the Directed Fund over which such Investment Manager shall have responsibility.

         The Investment Manager shall furnish Trustee from time to time with the names of those persons who shall be authorized to direct Trustee on its behalf hereunder. Trustee shall have the right to request that all directions by an Investment Manager pursuant to this Trust Agreement be in writing and shall assume no liability hereunder for failure to act pursuant to such directions unless and until it shall receive directions in form satisfactory to it.

         Supervision of an Investment Manager shall be the exclusive responsibility of Company. Therefore, Trustee shall be under no duty or obligation to review or to question any direction of an Investment Manager or to review the securities or other property held in any Directed Fund with respect to prudence, proper diversification of Trust or Plan assets or compliance with any limitation on an Investment Manager's authority under the terms of the Plans, any agreement entered into between Company and an Investment Manager or imposed by applicable law, or to make any suggestions to Company or an Investment Manager with respect to the investment and reinvestment of any Directed Fund.

         The parties hereto acknowledge that while Trustee will perform certain duties (such as custodial, reporting, recording and bookkeeping functions) with respect to Directed Funds, such duties do not involve the exercise of any discretionary authority to manage or control assets of the Directed Funds and will be the responsibility of officers and other employees of Trustee who are unfamiliar with and have no responsibility for investment management. Therefore, in the event that knowledge of Trustee shall be a prerequisite to imposing a duty upon or determining liability of Trustee under this Trust Agreement or any statute regulating the conduct of Trustee with respect to such Directed Funds, Trustee will not be deemed to have knowledge of or have participated in any act or omission of an Investment Manager involving the investment of assets allocated to the Directed Funds solely as a result of the receipt and processing of information in the course of performing such duties.

         Trustee shall not have any discretionary responsibility or authority to manage or control any asset held in a Directed Fund upon the resignation or removal of an Investment Manager unless and until it has agreed in writing with Company to accept such responsibility or authority upon the transfer of assets formerly under the Investment Manager's authority under a Directed Fund to the Discretionary Fund. Company shall have investment responsibility for assets held in any Directed Fund for which an Investment Manager has resigned or has been removed, or is for any reason unwilling or unable to act. With respect to assets of a Directed Fund for which Company has investment responsibility, Trustee, acting only as directed by Company, shall enter into such agreements as are necessary to facilitate any investment, including agreements entering into a limited partnership, subtrust or the participation in real estate funds. Trustee shall not make any investment review of, or consider the propriety of holding or selling, or vote any assets for which Company has investment responsibility. Trustee shall not be liable for any losses to the Trust resulting from the disposition of any investment made by an Investment Manager or for the retention of any illiquid or unmarketable investment or any investment which is not publicly traded or for the holding of any other investment acquired by the Investment Manager if Trustee is unable to dispose of such investment because of the Securities Act of 1933 or other Federal or state law or if an orderly liquidation of such investment is impractical under prevailing conditions, or for failure to comply with any investment or diversification limitations imposed by Company, or for any other violation of the terms of this Trust Agreement, the Plans or applicable laws, as a result of the addition of Directed Fund assets to the Discretionary Fund.

                  (d) Without in any way limiting the powers and discretions conferred upon Trustee, Company and any Investment Manager by the other provisions of this Trust Agreement or by law, Trustee, Company and each Investment Manager shall be vested with the following powers and discretions with respect to the assets of the Trust subject to its management and control, and, upon the directions of Company or an Investment Manager with respect to a Directed Fund, Trustee shall make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to enable Company or such Investment Manager to carry out such powers and discretions:

                           (1) to purchase, sell, exchange, convey, transfer or otherwise acquire or dispose of any property by private contract or at public auction, and no person dealing with Trustee or Investment Manager shall be bound to see to the application of the purchase money or to inquire into the validity, expediency or propriety of any such acquisition or disposition, except that prior written approval of Company is required for Trustee to purchase, sell, lease, or otherwise acquire or dispose of real property on behalf of the Trust;

                           (2) to purchase or sell, write or issue, puts, calls or other options, covered or uncovered, to enter into financial futures contracts, forward placement contracts and standby contracts, and in connection therewith, to deposit, hold (or direct The Northern Trust Company, as trustee, to deposit or hold) or pledge assets of the Trust;

                           (3) to vote upon any stocks, bonds or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options and to make any payments incidental thereto; to consent to or otherwise participate in corporate reorganizations or other changes affecting corporate securities and to delegate discretionary powers and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities and other property;

                           (4) to invest in a fund consisting of securities issued by corporations and selected and retained solely because of their inclusion in, and in accordance with, one or more commonly used indices of such securities, with the objective of providing investment results for the fund which approximate the overall performance of such designated index;

                           (5) to enter into any partnerships, as a general or limited partner, or joint venture;

                           (6) to purchase units or certificates issued by an investment company or pooled trust or comparable entity;

                           (7) to transfer money or other property to an insurance company issuing an insurance contract;

                           (8) to transfer assets of the Discretionary Fund to a regulated investment company for which Trustee or its affiliate acts as investment adviser; and

                           (9) to transfer assets of the Discretionary Fund or a Directed Fund to a common, collective or commingled trust fund maintained by an Investment Manager, or an affiliate of an Investment Manager or by another trustee designated by Company, to be held and invested subject to all of the terms and conditions thereof, and such trust shall be deemed adopted, as part of the Trust, to the extent that Trust assets are invested therein.

                           (10) to be reimbursed for the reasonable expenses incurred in exercising any of the foregoing powers or to pay the reasonable expenses incurred by any agent, manager or trustee appointed pursuant hereto.

                  (e)      In addition, Trustee is hereby authorized:

                           (1) to register any securities held in the Trust in its own name or in the name of a nominee and to hold any securities in bearer form, and to combine certificates representing such securities with certificates of the same issue held by Trustee in other fiduciary or representative capacities or as agent for customers, or to deposit or to arrange for the deposit of such securities in any qualified central depository, even though, when so deposited, such securities may be merged and held in bulk in the name of the nominee of such depository with other securities deposited therein by other depositors, or to deposit or arrange for the deposit of any securities issued by the United States government or any agency or instrumentality thereof with a Federal Reserve Bank, but the books and records of Trustee shall at all times show that all such investments are part of the Trust;

                           (2) to employ suitable agents, depositories and counsel, domestic or foreign, and to charge reasonable expenses and compensation against the Trust, and to confer upon any such depository the powers conferred upon Trustee by paragraph (1) above, as well as the power to appoint subagents and depositories, wherever situated, in connection with the retention of securities and other property;

                           (3) to borrow money from any source as may be necessary or advisable to effectuate the purposes of the Trust on such terms and conditions as Trustee may deem advisable, and to the extent practicable upon the prior written approval by Company;

                           (4) at the direction of Company, to compromise, compound, submit to arbitration or settle any debt or obligation owing to or from or otherwise adjust all claims in favor of or against the Trust, other than claims solely affecting the right of any person to benefits under the Plans; to reduce or increase the rate of interest or extend or otherwise modify, foreclose upon default, or enforce any such debt or obligation; to sue or defend suits or legal proceedings to protect any interest in the Trust and to represent the Trust in all suits or legal proceedings in any court or before any other administrative agency or body or tribunal; and

                           (5) generally, consistent with the provisions of this Trust Agreement, to perform all acts (whether or not expressly authorized herein) which it may deem necessary and prudent for the protection of the assets of the Trust, provided however, that in the event of a Change in Control, as defined in Section 13(e), written approval by

         Company is required for Trustee to borrow on behalf of the Trust, or to lease or sell real property on behalf of the Trust.

         Section 6. Disposition of Income.

         During the term of this Trust Agreement, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

         Section 7. Monthly and Annual Accounting by Trustee.

         Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee and all books and records relating thereto shall be open to inspection and audit at all reasonable times by any persons designated by Company. Within 30 days following the close of each month, within 90 days following the close of each fiscal year (ending the Friday closest to June 30th) and within 90 days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such month or year, as the case may be, or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it upon its own authority, or pursuant to the directions of any Investment Manager, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such month, year or as of the date of such removal or resignation, as the case may be. In the absence of the filing in writing with Trustee by Company of exceptions or objections to any such account within 90 days after its receipt of such account, Company shall be deemed to have approved such account; in such case, or upon the written approval by Company of any such account, Trustee shall be released, relieved and discharged with respect to all matters and things set forth in such account as though such account had been settled by the decree of a court of competent jurisdiction. Trustee may conclusively rely on determinations of Company of valuations for assets of the Trust for which Trustee deems there to be no readily determinable fair market value and on determinations of the issuing insurance company of valuations for insurance contracts and policies.

         Company shall be entitled to such conferences between its representatives and the Trustee, as Company shall reasonably request, including but not limited to an annual conference.

         Section 8. Responsibility of Company, Trustee and Investment Managers.

                  (a) Company, Trustee and each Investment Manager shall discharge its respective fiduciary duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for (i) any action taken pursuant to a direction, request or approval given by Company or an Investment Manager which is given in conformity with the terms of this Trust Agreement or (ii) anything omitted to be done by Trustee in the absence of any such direction, request or approval where the responsibility to provide such direction, request or approval has been allocated by the terms of this Trust Agreement to an entity other than Trustee. Company (which has the authority to do so under the laws of its state of incorporation) shall indemnify The Northern Trust Company, and defend it and hold it harmless from and against any and all liabilities, losses, claims, suits or expenses (including attorneys' fees) of whatsoever kind and nature which may be imposed upon, asserted against or incurred by The Northern Trust Company at any time (1) by reason of its carrying out its responsibilities or providing services under this Trust Agreement, or its status as Trustee, or by reason of any act or failure to act under this Trust Agreement, except to the extent that any such liability, loss, claim, suit or expense arises directly from Trustee's negligence or willful misconduct in the performance of responsibilities specifically allocated to it under the Trust Agreement, or (2) by reason of the Trust's failure to qualify as a grantor trust under the grantor trust provisions of the Code or the failure of a Plan benefiting employees of Company to qualify as an excess benefit or top-hat plan exempt from all or Parts 2, 3, and 4 of Title I of the Employee Retirement Income Security Act. This paragraph shall survive the termination of this Trust Agreement.

                  (b) If Trustee undertakes or defends any litigation arising in connection with this Trust, Company agrees to indemnify Trustee against Trustee's reasonable costs, expenses and liabilities (including, without limitation, reasonable attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

                  (c) Trustee may consult with legal counsel and may reasonably rely on such counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

                  (d) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals reasonably required to assist it in performing any of its duties or obligations hereunder and may charge the reasonable fees of such professionals to the Trust.

                  (e) Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor trustee, or to loan to any person the proceeds of any borrowing against such policy and shall act with respect to any such policy only as directed by Company. Trustee shall not be responsible under this Trust Agreement for the form, term, payment provisions or issuer of any insurance contract which it may be directed to purchase or hold as contractholder hereunder.

                  (f) However, notwithstanding the provisions of Section 8(e) above, where directed by Company, Trustee may loan to Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

                  (g) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.

                  (h) Trustee shall not be liable for (i) any delay in performance or (ii) non-performance of any obligation hereunder to the extent that the same is due to forces beyond Trustee's reasonable control, including but not limited to any industrial, juridical, governmental, civil or military action; acts of terrorism, insurrection or revolution; nuclear fusion, fission or radiation; or acts of God.

         Section 9. Compensation and Expenses of Trustee.

         Company and Trustee shall agree to the schedule of administrative fees and expenses payable to Trustee, and Trustee shall not change the schedule to increase fees or expenses without the advance written consent of Company. All administrative and Trustee's fees and expenses (including, but not limited to, reasonable legal fees) shall be paid from the Trust unless paid by Company. Trustee's entitlement to reimbursement hereunder shall not be affected by the resignation or removal of Trustee or by the termination of the Trust.

         Section 10. Resignation and Removal of Trustee.

                  (a) Trustee may resign at any time by written notice to Company, which shall be effective 90 days after receipt of such notice unless Company and Trustee agree otherwise.

                  (b) Trustee may be removed by Company at any time by written notice to the Trustee, which shall be effective on 90 days notice or upon shorter notice accepted by Trustee.

                  (c)      In the event of a Change in Control, as defined in
Section 13(e) hereof, for a one-year period following such event, Trustee may be removed by Company only if 75 percent of the number of the Plan Participants consent to such removal.

                  (d) Upon resignation or removal of Trustee and appointment of a successor trustee, all assets shall subsequently be transferred to the successor trustee. The resigning or removed Trustee is authorized, however, to reserve such amount as may be necessary for the payment of its fees and expenses incurred prior to resignation or removal. The transfer shall be completed within 180 days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit. Company's consent to extension of such time limit shall not be unreasonably withheld.

                  (e) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraph (a) or (b) of this Section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

         Section 11. Appointment of Successor.

                  (a)      If Trustee resigns or is removed in accordance with
Section 10(a) or (b) hereof, Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor trustee to evidence the transfer.

                  (b) The successor trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor trustee shall not be responsible for and Company shall indemnify and defend the successor trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor trustee.

         Section 12. Amendment or Termination.

                  (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company, provided, however, that no amendments may be made within a one-year period after the occurrence of a Change in Control, as defined in Section 13(e), unless 75 percent of the number of Participants consent to the amendments. Such consent shall be obtained and certified to in writing by Company (upon which certification the Trustee may conclusively rely), and Trustee shall have no responsibility therefor. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plans as certified to the Trustee by Company (upon which such certification the Trustee may conclusively rely) or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b).

                  (b) The Trust shall not terminate until the date on which there are no longer any assets held in the Trust or the Participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plans, as certified by Company (upon which certification

Trustee may conclusively rely) unless sooner revoked in accordance with Section 1(b) hereof. Upon termination of the Trust, and pursuant to the written direction of Company, any assets remaining in the Trust shall be returned to Company.

                  (c) Upon written approval of the Participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plans, Company may terminate the Trust prior to the time all benefit payments under the Plans have been made. Such approval shall be obtained and certified to in writing by Company (upon which certification Trustee may conclusively rely), and Trustee shall have no responsibility therefor. Upon written direction from Company, all assets in the Trust at termination shall be returned to Company.

         Section 13. Miscellaneous.

                  (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

                  (b) Notwithstanding anything to the contrary contained elsewhere in this Trust Agreement, any reference to a Plan or Plan provisions which require knowledge or interpretation of the Plan shall impose a duty upon Company to communicate such knowledge or interpretation to Trustee. Trustee shall have no obligation to know or interpret any portion of any Plan and shall in no way be liable for any action taken contrary to any Plan.

                  (c) This Trust Agreement shall be governed by and construed in accordance with the laws of Illinois.

                  (d) Any action required to be taken by Company pursuant to the terms of this Trust Agreement may be taken by the Executive and Finance Committee or other Committee of the Board of Directors of Company or by any person authorized to act on behalf of Company by such committee. All actions of such a committee shall be evidenced by a resolution of the committee certified to Trustee over the signature of the Committee's secretary or assistant secretary and Trustee shall be fully protected in acting in accordance with such resolutions so certified to it.

                  (e) For purposes of this Trust Agreement, the term "Change in Control" shall mean the occurrence of any of the following events:

                           (i) any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act, is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Company representing 20% or more of the combined voting power of Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described in this paragraph (i) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (a) by Company or any Subsidiary, (b) by any employee benefit plan sponsored or maintained by Company or any Subsidiary, (c) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (d) pursuant to a Non-Control Transaction (as defined in paragraph (iii));

                           (ii) individuals who, on July 1, 2003, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to July 1, 2003, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors who remain on the Board (either by a specific vote or by approval of the proxy statement of Company in which such person is named as a nominee for director, without objection to such nomination) shall also be deemed to be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of Company as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board of Directors shall be deemed to an Incumbent Director;

                           (iii) the consummation of a merger, consolidation, share exchange or similar form of corporate reorganization of Company or any such type of transaction involving Company or any of its Subsidiaries that requires the approval of Company's stockholders (whether for such transaction or the issuance of securities in the transaction or otherwise) (a "Business Combination"), unless immediately following such Business Combination: (a) more than 80% of the total voting power of the corporation resulting from such Business Combination (including, without limitation, any corporation which directly or indirectly has beneficial ownership of 100% of the Company Voting

         Securities) eligible to elect directors of such corporation is represented by shares that were Company Voting Securities immediately prior to such Business Combination (either by remaining outstanding or being converted), and such voting power is in substantially the same proportion as the voting power of such Company Voting Securities immediately prior to the Business Combination, (b) no person (other than any publicly traded holding company resulting from such Business Combination, any employee benefit plan sponsored or maintained by Company (or the corporation resulting from such Business Combination)) becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the corporation resulting from such Business Combination, and (c) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies the conditions specified in (a), (b) and (c) shall be deemed to be a "Non-Control Transaction"); or

                           (iv) the stockholders of Company approve a plan of complete liquidation or dissolution of Company or the direct or indirect sale or other disposition of all or substantially all of the assets of Company and its Subsidiaries.

         Notwithstanding the foregoing, a Change in Control of Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that, if after such acquisition by Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

         For purposes of this definition of "Change in Control," the term "Subsidiary" shall mean any corporation or other entity in which Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities of such corporation or other entity entitled to vote generally in the election of directors or in which

Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

         Section 14. Notice of Change in Control.

         Within five days after having knowledge of a Change in Control, Company shall provide written notice of the occurrence of such Change in Control to Trustee and the Participants. Trustee may conclusively rely upon such notice and shall have no duty to determine whether a Change of Control has occurred.

         Section 15. Communications to Trustee or Company.

         Communications to Trustee shall be sent to Trustee as follows: The Northern Trust Company, 50 S. LaSalle St., Chicago IL 60675, Attention: Peter Sparrow, or to such other address as Trustee may specify. No communication shall be binding upon Trustee until it is received by Trustee. Communications to Company shall be sent to Company's principal office at 1025 West NASA Boulevard, Melbourne, Florida 32919, Attention: Corporate Secretary, with a copy to the Treasurer or to such other address as Company may specify.

         Section 16. Non-Alienation of Benefits.

         No right or interest of any Participant or beneficiary in a Plan shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge or bankruptcy, but excluding devolution by death or mental incompetency, and any attempt to do so shall be void, and no right or interest of any Participant or beneficiary in a Plan shall be liable for, or subject to, any obligation or liability of such Participant or beneficiary, including claims for alimony or the support of any spouse.

         Section 17. Arbitration.

         Any dispute between Participants and Company or Trustee as to the interpretation or application of the provisions of the Trust Agreement and amounts payable under a Plan shall be determined exclusively by binding arbitration in Melbourne, Florida in accordance with the rules of the Judicial Arbitration and Mediation Services, Inc. ("JAMS") then in effect. Judgment may be entered on the arbitrator's award in any court or competent jurisdiction. All fees and expenses of such arbitration shall be paid by Trustee and considered an expense of the Trust.

         Section 18. Trust Benefits Limited to Plan Benefits.

         Nothing herein contained shall be construed as conferring upon any person any rights with respect to the Trust or the administration thereof other than the right to such benefits as may be provided with respect to such person by the terms of a Plan. All rights created under the Plans and this Trust Agreement shall be mere unsecured contractual rights of a Plan Participant against Company.

         IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Master Trust Agreement to be executed by their respective officers thereunto duly authorized and their corporate seals to be hereunto affixed and attested to as of the day and year first above written.

                                         HARRIS CORPORATION

                                         By: /s/ B. R. Roub
                                             -----------------------------------
                                         Its: Senior Vice President and
                                              ----------------------------------
                                              Chief Financial Officer
                                              ----------------------------------

ATTEST:

/s/ D.S. Wasserman
-----------------------

 (CORPORATE SEAL)

         The undersigned, Scott T. Mikuen, does hereby certify that he is the duly elected, qualified and acting Assistant Secretary of HARRIS CORPORATION (the "Company") and further certifies that the person whose signature appears above is a duly elected, qualified and acting officer of the Company with full power and authority to execute this Agreement on behalf of the Company and to take such other actions and execute such other documents as may be necessary to effectuate this Agreement.

/s/ Scott T. Mikuen
------------------------
Assistant Secretary
HARRIS CORPORATION

                                         THE NORTHERN TRUST COMPANY

                                         By: /s/ Peter R. Sparrow
                                             -----------------------------------

                                         Its: Vice President
                                             -----------------------------------


ATTEST:

/s/ Helen M. Stirk
------------------------

 (CORPORATE SEAL)

         The undersigned, Helen M. Stirk, does hereby certify that he or she is the duly elected, qualified and acting Assistant Secretary of THE NORTHERN TRUST COMPANY (the "Trustee") and further certifies that the person whose signature appears above is a duly elected, qualified and acting officer of the Company with full power and authority to execute this Agreement on behalf of the Company and to take such other actions and execute such other documents as may be necessary to effectuate this Agreement.

/s/ Helen M. Stirk
--------------------------
Assistant Secretary
THE NORTHERN TRUST COMPANY

                                   APPENDIX A
                               Participating Plans

         Harris Corporation Supplemental Executive Retirement Plan

         Harris Corporation 1997 Directors' Deferred Compensation and Annual Stock Unit Award Plan

         Directors Retirement Plan